UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

October 28, 2006

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186

Registrant’s Telephone Number, Including Area Code

TEDA TRAVEL GROUP INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material  Definitive  Agreement

On October 28, 2006, Network CN Inc. (formerly known as Teda Travel Group Inc.) (the "Company"), sold one million and two hundred thousand (1,200,000) shares of the Company's common stock (the “Shares”) to Mr. Wong Chun Chun Charles (the “Investor”) pursuant to the terms of a Common Stock Purchase Agreement (the “Agreement”) between the Company and the Investor, dated October 28, 2006.  The purchase price paid by the Investor for the Shares was $0.85 per Share for an aggregate sum of One Million and Twenty Thousand Dollars ($1,020,000.00).   Net proceeds from the financing will be used for general corporate purposes.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the entry by the Company into the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02.  Unregistered Sales of Equity Securities

The information reported in Item 1.01 is incorporated by reference into this Item 3.02.  The offering was made pursuant to an exemption from registration with the SEC pursuant to Regulation S. The Shares have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.  The Company did not grant any registration rights to the Investor with respect to the Shares in the offering.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

   (c) Exhibits.

Exhibit
Number        Description

2.1     Common Stock Purchase Agreement dated October 28, 2006, by and between Network CN Inc. and
          Mr. Wong Chun Chun Charles.

99.1   Press Release dated November 1, 2006

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: November 1, 2006	By:	/s/ Daley Mok
Daley Mok
Chief Financial Officer